SLM Student Loan Trust 2002-6 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/01/04 — 02/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics		11/30/04	Activity	2/28/2005

A	i	Portfolio Balance	$1,135,626,011.47	$(119,608,121.82)	$1,016,017,889.65
	ii	Interest to be Capitalized	27,772,751.70		26,030,049.17

	iii	Total Pool	$1,163,398,763.17		$1,042,047,938.82

	iv	Specified Reserve Account Balance	2,908,496.91		2,605,119.85

	v	Total Adjusted Pool	$1,166,307,260.08		$1,044,653,058.67

B	i	Weighted Average Coupon (WAC)	3.139%		3.136%
	ii	Weighted Average Remaining Term	122.05		120.60
	iii	Number of Loans	312,982		288,692
	iv	Number of Borrowers	177,031		164,370
	v	Aggregate Outstanding Principal Balance — T-Bill	$93,081,405.61		$85,903,162.79
	vi	Aggregate Outstanding Principal Balance — Comm. Paper	$1,070,317,357.56		$956,144,776.03

							% of		% of
	Note			Spread		Balance 12/15/04	O/S Securities*	Balance 03/15/05	O/S Securities*

C	i	A-1L Notes	78442GEF9		0.000%	$—	0.000%	$—	0.000%
	ii	A-2L Notes	78442GEG7		0.020%	—	0.000%	—	0.000%
	iii	A-3L Notes	78442GEH5		0.090%	310,607,260.08	26.632%	188,953,058.67	18.088%
	iv	A-4L Notes	78442GEJ1		0.180%	595,000,000.00	51.016%	595,000,000.00	56.957%
	v	A-4CP Notes	78442GEK8		0.300%	200,000,000.00	17.148%	200,000,000.00	19.145%
	vi	B Notes	78442GEL6		0.460%	60,700,000.00	5.204%	60,700,000.00	5.811%

	vii	Total Notes		$		1,166,307,260.08	100.000%	$1,044,653,058.67	100.000%

	Reserve Account		12/15/2004	3/15/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,908,496.91	$2,605,119.85
	iv	Reserve Account Floor Balance ($)	$2,003,707.00	$2,003,707.00
	v	Current Reserve Acct Balance ($)	$2,908,496.91	$2,605,119.85

	Other Accounts		12/15/2004	3/15/2005

E	i	Current Capitalized Interest Account Balance ($)	$—	$—

*Percentages may not total 100% due to rounding.

II. 2002-6     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$113,876,404.02
	ii	Principal Collections from Guarantor	10,398,392.02
	iii	Principal Reimbursements	45,122.98
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$124,319,919.02

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$34,668.54
	ii	Capitalized Interest	(4,746,465.74)

	iii	Total Non-Cash Principal Activity	$(4,711,797.20)

C	Total Student Loan Principal Activity		$119,608,121.82

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,321,386.11
	ii	Interest Claims Received from Guarantors	236,064.03
	iii	Collection Fees/Returned Items	46,595.39
	iv	Late Fee Reimbursements	163,048.49
	v	Interest Reimbursements	38,728.60
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,370,454.19
	viii	Subsidy Payments	2,091,065.91

	ix	Total Interest Collections	$9,267,342.72

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,133.26
	ii	Capitalized Interest	4,746,465.74

	iii	Total Non-Cash Interest Adjustments	$4,747,599.00

F	Total Student Loan Interest Activity		$14,014,941.72

G	Non-Reimbursable Losses During Collection Period		$30,070.92

H	Cumulative Non-Reimbursable Losses to Date		$533,175.72

III. 2002-6     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$20,933,286.25
	ii	Consolidation Principal Payments	103,341,509.79
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	35,823.46
	v	Reimbursements by Servicer	277.97
	vi	Re-purchased Principal	9,021.55

	vii	Total Principal Collections	$124,319,919.02

B	Interest Collections
	i	Interest Payments Received	$7,835,623.51
	ii	Consolidation Interest Payments	1,183,346.73
	iii	Reimbursements by Seller	199.49
	iv	Borrower Benefits Reimbursed	6,418.33
	v	Reimbursements by Servicer	31,777.06
	vi	Re-purchased Interest	333.72
	vii	Collection Fees/Returned Items	46,595.39
	viii	Late Fees	163,048.49

	ix	Total Interest Collections	$9,267,342.72

C	Other Reimbursements		$41,008.74

D	Trust Account Investment Income ( VI-D & E )		$503,696.59

E	Funds Released from Capitalized Interest Account		$—

F	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$134,131,967.07

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,664,029.08)

G	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$132,467,937.99

H	Servicing Fees Due for Current Period		$785,564.27

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$805,564.27

IV. 2002-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.770%	2.770%	85,733	73,059	27.392%	25.307%	$338,433,556.41	$296,949,799.04	29.801%	29.227%

Grace
Current	2.770%	2.770%	19,161	18,310	6.122%	6.342%	$78,469,147.48	$60,196,693.74	6.910%	5.925%

TOTAL INTERIM	2.770%	2.770%	104,894	91,369	33.514%	31.649%	$416,902,703.89	$357,146,492.78	36.711%	35.152%
REPAYMENT
Active
Current	3.502%	3.530%	103,086	90,222	32.937%	31.252%	$348,050,740.74	$266,723,148.38	30.648%	26.252%
31-60 Days Delinquent	3.507%	3.486%	9,936	8,988	3.175%	3.113%	30,580,057.52	29,823,593.49	2.693%	2.935%
61-90 Days Delinquent	3.529%	3.440%	5,971	7,547	1.908%	2.614%	18,598,664.57	26,379,805.37	1.638%	2.596%
91-120 Days Delinquent	3.524%	3.474%	3,745	4,724	1.197%	1.636%	11,437,052.23	15,537,773.23	1.007%	1.529%
> 120 Days Delinquent	3.487%	3.491%	14,127	13,600	4.514%	4.711%	42,079,854.29	40,821,769.01	3.705%	4.018%

Deferment
Current	2.812%	2.808%	37,602	38,995	12.014%	13.507%	145,769,737.45	155,669,695.04	12.836%	15.322%

Forbearance
Current	3.449%	3.446%	30,981	31,372	9.899%	10.867%	114,845,064.56	118,524,773.54	10.113%	11.666%

TOTAL REPAYMENT	3.352%	3.333%	205,448	195,448	65.642%	67.701%	$711,361,171.36	$653,480,558.06	62.640%	64.318%
Claims in Process (1)	3.456%	3.471%	2,633	1,865	0.841%	0.646%	$7,349,871.45	$5,361,130.67	0.647%	0.528%
Aged Claims Rejected (2)	3.432%	3.370%	7	10	0.002%	0.003%	$12,264.77	$29,708.14	0.001%	0.003%
GRAND TOTAL	3.139%	3.136%	312,982	288,692	100.000%	100.000%	$1,135,626,011.47	$1,016,017,889.65	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2002-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.133%	164,032	$489,327,913.31	48.161%
- GSL — Unsubsidized	3.040%	116,945	490,890,508.56	48.315%
- PLUS Loans	4.334%	7,713	35,794,440.84	3.523%
- SLS Loans	5.260%	2	5,026.94	0.000%

- Total	3.136%	288,692	$1,016,017,889.65	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.109%	233,512	$885,588,968.79	87.163%
- Two Year	3.263%	44,445	104,386,156.64	10.274%
- Technical	3.539%	10,735	26,042,764.22	2.563%
- Other	0.000%	0	0.00	0.000%

- Total	3.136%	288,692	$1,016,017,889.65	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-6 Student Loan Rate Calculation

A Borrower Interest Accrued During Collection Period	$6,469,064.65
B Interest Subsidy Payments Accrued During Collection Period	1,734,997.60
C SAP Payments Accrued During Collection Period	3,995,892.05
D INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	503,696.59
E INV Earnings Accrued for Collection Period (CAP INT ACTS)	0.00
F Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

G Net Expected Interest Collections	$12,703,650.89

VII. 2002-6 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1L Interest Rate	0.000000000	—	0.00000%

B Class A-2L Interest Rate	0.000000000	(12/15/04 — 3/15/05)	0.00000%

C Class A-3L Interest Rate	0.006450000	(12/15/04 — 3/15/05)	2.58000%

D Class A-4L Interest Rate	0.006675000	(12/15/04 — 3/15/05)	2.67000%

E Class A-4CP Interest Rate	0.006767112	(12/15/04 — 3/15/05)	2.74444%

F Class B Interest Rate	0.007375000	(12/15/04 — 3/15/05)	2.95000%

VIII.     2002-6 Inputs From Prior Quarter 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,135,626,011.47
	ii	Interest To Be Capitalized	27,772,751.70

	iii	Total Pool	$1,163,398,763.17
	iv	Specified Reserve Account Balance	2,908,496.91

	v	Total Adjusted Pool	$1,166,307,260.08

B	Total Note and Certificate Factor		0.5763241884
C	Total Note Balance		$1,166,307,260.08

D	Note Balance 12/15/2004		Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.0000000000	0.8817807241	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$310,607,260.08	$595,000,000.00	$200,000,000.00	$60,700,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,908,496.91
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX.     2002-6     Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-G)		$132,467,937.99	$132,467,937.99

B	Primary Servicing Fees-Current Month		$785,564.27	$131,682,373.72

C	Administration Fee		$20,000.00	$131,662,373.72

D	Noteholder’s Interest Distribution Amount
	i	Class A-1L	$0.00	$131,662,373.72
	ii	Class A-2L	$0.00	$131,662,373.72
	iii	Class A-3L	$2,003,416.83	$129,658,956.89
	iv	Class A-4L	$3,971,625.00	$125,687,331.89
	v	Class A-4CP	$1,353,422.47	$124,333,909.42
	vi	Class B	$447,662.50	$123,886,246.92

	vii	Total Noteholder's Interest Distribution	$7,776,126.80

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1L	$0.00	$123,886,246.92
	ii	Class A-2L	$0.00	$123,886,246.92
	iii	Class A-3L	$121,654,201.41	$2,232,045.51
	iv	Class A-4L	$0.00	$2,232,045.51
	v	Class A-4CP	$0.00	$2,232,045.51
	vi	Class B	$0.00	$2,232,045.51

	vii	Total Noteholder's Principal Distribution	$121,654,201.41

F	Increase to the Specified Reserve Account Balance		$0.00	$2,232,045.51

G	Carryover Servicing Fees		$0.00	$2,232,045.51

H	Noteholder’s Interest Carryover
	i	Class A-1L	$0.00	$2,232,045.51
	ii	Class A-2L	$0.00	$2,232,045.51
	iii	Class A-3L	$0.00	$2,232,045.51
	iv	Class A-4L	$0.00	$2,232,045.51
	v	Class A-4CP	$0.00	$2,232,045.51
	vi	Class B	$0.00	$2,232,045.51

	vii	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$2,232,045.51	$0.00

X. 2002-6     Distributions

A	Distribution Amounts				Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B

	i	Quarterly Interest Due			$0.00	$0.00	$2,003,416.83	$3,971,625.00	$1,353,422.47	$447,662.50
	ii	Quarterly Interest Paid			0.00	0.00	$2,003,416.83	$3,971,625.00	$1,353,422.47	447,662.50

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$0.00	$121,654,201.41	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	121,654,201.41	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$123,657,618.24	$3,971,625.00	$1,353,422.47	$447,662.50

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$1,166,307,260.08
	ii	Adjusted Pool Balance 2/28/05			1,044,653,058.67

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$121,654,201.41

	iv	Adjusted Pool Balance 11/30/04			$1,166,307,260.08
	v	Adjusted Pool Balance 2/28/05			1,044,653,058.67

	vi	Current Principal Due (iv-v)			$121,654,201.41
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$121,654,201.41

	ix	Principal Distribution Amount Paid			$121,654,201.41
	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$121,654,201.41

D		Total Interest Distribution			7,776,126.80

E		Total Cash Distributions			$129,430,328.21

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GEF9	$—	$—
		A-1 Note Pool Factor		0.000000000	0.000000000
	ii	A-2 Note Balance	78442GEG7	$—	$—
		A-2 Note Pool Factor		0.000000000	0.000000000
	iii	A-3 Note Balance	78442GEH5	$310,607,260.08	$188,953,058.67
		A-3 Note Pool Factor		0.881780724	0.536417484
	iv	A-4 Note Balance	78442GEJ1	$595,000,000.00	$595,000,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000
	v	A-4CP Note Balance	78442GEK8	200,000,000.00	200,000,000.00
		A-4CP Note Pool Factor		1.000000000	1.000000000
	vi	B Note Balance	78442GEL6	$60,700,000.00	$60,700,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,908,496.91
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,232,045.51

	iv	Total Reserve Account Balance Available			$5,140,542.42
	v	Required Reserve Account Balance			$2,605,119.85
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Excess Certificateholder			$2,535,422.57
	viii	Ending Reserve Account Balance			$2,605,119.85

XI.     2002-6     Historical Pool Information

								2003	2002
			12/01/04 - 02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	12/1/02-11/30/03	11/05/02-11/30/02
Beginning Student Loan Portfolio Balance			$1,135,626,011.47	$1,265,138,133.02	$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36	$1,961,617,208.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$113,876,404.02	$133,912,211.88	$132,660,415.13	$47,764,593.23	$138,733,984.43	$308,125,522.87	$20,391,329.39
	ii	Principal Collections from Guarantor	10,398,392.02	6,918,487.13	6,329,093.90	3,783,281.92	4,459,689.43	$12,134,347.12	102,005.25
	iii	Principal Reimbursements	45,122.98	134,598.36	203,624.73	193,538.88	171,163.57	$44,057,230.07	16,834,581.33
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$124,319,919.02	$140,965,297.37	$139,193,133.76	$51,741,414.03	$143,364,837.43	$364,317,100.06	$37,327,915.97
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$34,668.54	$119,751.89	$116,396.61	$59,415.19	$53,031.70	$1,396,085.36	$642,089.44
	ii	Capitalized Interest	(4,746,465.74)	(11,572,927.71)	(5,865,377.73)	(3,237,688.26)	(5,184,854.91)	(25,161,208.89)	(2,283,213.85)

	iii	Total Non-Cash Principal Activity	$(4,711,797.20)	$(11,453,175.82)	$(5,748,981.12)	$(3,178,273.07)	$(5,131,823.21)	$(23,765,123.53)	$(1,641,124.41)

(-)	Total Student Loan Principal Activity		$119,608,121.82	$129,512,121.55	$133,444,152.64	$48,563,140.96	$138,233,014.22	$340,551,976.53	$35,686,791.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,321,386.11	$5,722,385.24	$4,639,556.71	$3,076,024.97	$4,427,533.39	$17,286,507.57	$2,529,714.25
	ii	Interest Claims Received from Guarantors	236,064.03	166,712.55	145,396.12	77,486.64	107,577.91	$378,294.93	596.61
	iii	Collection Fees/Returned Items	46,595.39	39,492.84	36,149.59	31,144.48	23,311.76	$54,179.38	1,736.24
	iv	Late Fee Reimbursements	163,048.49	147,984.99	167,929.92	137,431.86	139,921.96	$402,986.21	65,549.95
	v	Interest Reimbursements	38,728.60	85,909.26	594,387.49	837,360.27	22,821.38	$1,251,432.65	253,867.48
	vi	Other System Adjustments	—	—	—	—	—	$—	—
	vii	Special Allowance Payments	3,370,454.19	2,067,439.45	555,246.63	56,565.34	96,851.26	$87,887.41	—
	viii	Subsidy Payments	2,091,065.91	2,525,730.82	2,864,062.68	3,093,988.08	3,682,136.81	22,778,596.05	—

	ix	Total Interest Collections	$9,267,342.72	$10,755,655.15	$9,002,729.14	$7,310,001.64	$8,500,154.47	$42,239,884.20	$2,851,464.53

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,133.26	$3,265.20	$1,240.90	$1,434.60	$568.17	$(1,115,753.29)	$(499,114.44)
	ii	Capitalized Interest	4,746,465.74	11,572,927.71	5,865,377.73	3,237,688.26	5,184,854.91	25,161,208.89	2,283,213.85

	iii	Total Non-Cash Interest Adjustments	$4,747,599.00	$11,576,192.91	$5,866,618.63	$3,239,122.86	$5,185,423.08	$24,045,455.60	$1,784,099.41

	Total Student Loan Interest Activity		$14,014,941.72	$22,331,848.06	$14,869,347.77	$10,549,124.50	$13,685,577.55	$66,285,339.80	$4,635,563.94

(=)	Ending Student Loan Portfolio Balance		$1,016,017,889.65	$1,135,626,011.47	$1,265,138,133.02	$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36
(+)	Interest to be Capitalized		$26,030,049.17	$27,772,751.70	$38,320,336.39	$41,892,887.26	$41,181,483.93	$42,677,455.40	$45,305,709.59

(=)	TOTAL POOL		$1,042,047,938.82	$1,163,398,763.17	$1,303,458,469.40	$1,440,475,172.91	$1,488,326,910.54	$1,628,055,896.23	$1,971,236,126.95

(+)	Reserve Account Balance		$2,605,119.85	$2,908,496.91	$3,258,646.17	$3,601,187.93	$3,720,817.28	$4,070,139.74	$4,928,090.32

(=)	Total Adjusted Pool		$1,044,653,058.67	$1,166,307,260.08	$1,306,717,115.57	$1,444,076,360.84	$1,492,047,727.82	$1,632,126,035.97	$1,976,164,217.27

XII.     2002-6 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *

Dec-02	$1,971,236,127	6.18%	Mar-05	$1,042,047,939	20.78%

Mar-03	$1,924,631,663	7.46%

Jun-03	$1,883,696,847	7.56%

Sep-03	$1,782,179,555	10.59%

Dec-03	$1,628,055,896	14.69%

Mar-04	$1,488,326,911	16.98%

Jun-04	$1,440,475,173	15.80%

Sep-04	$1,303,458,469	17.68%

Dec-04	$1,163,398,763	19.57%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.